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Exhibit 99.5

Strategic

1.     Why does this acquisition make sense? Why now? Why CNT?

        With CNT, a leader in the WAN extension/networking space, McDATA is directly addressing growing customer demand for a comprehensive provider of "best-in-class" enterprise storage networking products, services, software—what we call the Global Enterprise Data Center.

        The transaction will create a leader in enterprise storage networking. We believe the combination of the companies' complementary products and services provides customers with the long-term confidence that their strategic requirements for a storage networking infrastructure needed for increased productivity, business continuity and regulatory compliance will be met.

        The timing is compelling because the transaction is expected to help McDATA directly address intensifying customer desire for a comprehensive and trusted provider of scalable and sophisticated enterprise storage networking products, services and software.

        CNT is a supplier of storage networking equipment for enterprise environments. While McDATA's skills are in SAN switching and routing technologies, CNT's traditional strength is connecting SANs over long distances and channel extension. CNT's revenue for the 2003 fiscal year (ending January 2004) was approximately $357 million. For the first three quarters of the current year (ending January 2005), CNT's revenue was $265 million.

2.     How does this benefit McDATA shareholders?

        By acquiring CNT, we believe we will be able to provide customers and channel partners with increasingly more value over the long term. As a forecasted $800 million revenue provider of "best-in-class" enterprise storage networking products, services and software, McDATA is expected to gain access to expanded sales opportunities through its increased visibility and capability in the data center. Additionally, McDATA is expected to benefit from the improved profitability generated through greater operating efficiencies.

        Additional advantages:

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  Improved competitive posture in the enterprise

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  Improved operating model efficiencies

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  Diversified revenue streams

        With CNT, a leader in the WAN extension/networking space, McDATA is directly addressing growing customer demand for a comprehensive provider of "best-in-class" enterprise storage networking infrastructure, services and software. The transaction expands and accelerates McDATA's Global Enterprise Data Center strategy to deliver a broadened tiered network infrastructure to our customers and partners that provides access to information anytime, anywhere.

3.     How did you establish the 1.3 exchange ratio?

        There is often day-to-day volatility in stock prices that results from many factors. When we determine an appropriate exchange ratio, we must evaluate unaffected stock prices (that is, prices unaffected by market speculation) and the corresponding historical exchange ratios. The proposed exchange ratio represents a premium of 14% to CNT's shareholders when we consider the unaffected closing share prices of McDATA and CNT as of Wednesday, January 12, 2005. It also represents a 17% premium when we consider the price to CNT's shareholders implied by the 30-day average exchange ratio of McDATA and CNT for the period ending Wednesday, January 12, 2005.

4.     Is this acquisition an acknowledgement that neither company could have succeeded on its own? Was this simply a defensive move?

        No. This acquisition is a strategic move to accelerate our Global Enterprise Data Center strategy, which is to deliver a broadened tiered network infrastructure to our customers and partners that provides access to information anytime, anywhere. It also enhances our long-term growth and profitability potential.

5.     Given that most acquisitions fail to deliver expected benefits, what makes you think this combination will succeed?

        We can't speak to other acquisitions specifically, but in this case both companies have complementary businesses and have successfully completed acquisitions and delivered innovative products and services to the market, prior to this acquisition. This transaction is the logical next step in McDATA's realization of its Global Enterprise Data Center strategy. This deal combines the products, talent and expertise of two of the most respected names in storage networking infrastructure in the enterprise. The management teams share the same industry vision for storage networking.

6.     What products will you consider selling or discontinuing?

        To assist in the transition an integration office has been developed with the task of planning a combined McDATA and CNT product and services roadmap to best support McDATA's Global Enterprise Data Center growth strategy and to ensure it effectively meets customer and partner needs while executing operating model efficiencies.

        At the time of the close of the deal McDATA, will provide customers and partners with a compelling value proposition and clear roadmap.

7.     Will McDATA pursue other acquisitions?

        Over the long term, McDATA will pursue those opportunities that provide optimal return to our shareholders and offer additional capabilities for us to further our ability to serve our customers. In the short-term we will be intently focused on planning for the integration of the two companies and delivering the growth and profitability potential we anticipate from this combination.

8.     How do you explain the timing of this transaction on the same day as the i10K launch?

        It simply worked out that way. Planning for the i10K launch goes back several months.

Transaction/Financial

9.     What are the terms of the transaction?

        Under the terms of the agreement, which was approved by both companies' Board of Directors, CNT shareholders will receive 1.30 shares of McDATA Class A common stock for each share of CNT common stock they hold. The transaction represents an aggregate transaction value of approximately $235 million for the fully-diluted equity and net debt of CNT (based on net debt as of October 31, 2004). Upon completion of the transaction, which is expected in McDATA's fiscal second quarter 2005, McDATA and CNT stockholders will own approximately 76% and 24%, respectively, of the combined company. The transaction is expected to qualify as a tax-free exchange.

10.   What is the timeframe for completing the transaction?

        We expect the transaction to close in McDATA's fiscal second quarter 2005, subject to certain closing conditions, including regulatory approval and approval by McDATA and CNT shareholders.

11.   How did you arrive at the terms of the transaction? Was a third-party fairness opinion provided to the Board? If so, by whom?

        We believe the valuation metrics are sound from both companies' perspectives. We used a number of widely accepted business, operational and financial methodologies.

        The McDATA Board was intimately involved in the evaluation process, and the acquisition was unanimously approved by them. Both companies obtained fairness opinions from independent third-party financial advisors.

12.   How's McDATA's quarter looking? Are you on track revenue wise?

        We will report year-end results next month. We are here today to discuss McDATA's acquisition of CNT and the benefits we see from this combination.

13.   How's CNT's quarter looking? Are you on track revenue wise?

        We will report year-end results next month. We are here today to discuss McDATA's acquisition of CNT and the benefits we see from this combination.

14.   What level of cost synergies does the combined entity expect to achieve? When?

        Estimated synergies from the merger are expected to result in operating income improvement in the range of $25 to $35 million annually, beginning in the first full fiscal year after closing the transaction. McDATA anticipates the combined entity to achieve McDATA's stated standalone non-GAAP operating margin target of 10% by fiscal fourth quarter 2005. One-time cash costs associated with the transaction are expected to be in the range of $40 million-$50 million.

        Realization of the expected synergies between the two companies in fiscal 2005 is expected to result in an increase to McDATA's annual per share earnings on a non-GAAP basis. This excludes the net effects of any one-time charges related to this transaction as well as the net effect of amortization for intangible assets, amortization of deferred compensation and tax valuation allowances. These expenses, which will increase as a result of the transaction, are included in McDATA's per share earnings on a GAAP basis.

        We expect the transaction to close in the fiscal second quarter 2005, subject to certain closing conditions, including regulatory approval and approval by McDATA and CNT shareholders.

15.   How much debt will McDATA have? Will you have the flexibility that you need to grow?

        We expect to have total debt of approximately $297 million and total cash of over $300 million after one time costs associated with the transaction. As such, we believe we will have adequate cash to cover our operating needs and to cover our debt. We expect to generate on-going positive cash from operations.

16.   Will you expect to take a charge related to the acquisition? When?

        One-time cash costs associated with the transaction are expected to be in the range of $40 million-$50 million. We will be able to share more information about total charges at the time the transaction closes.

17.   Is there any break up fee?

        Yes—$11 million under certain circumstances. For more details on the transaction, we will be filing the merger agreement with the SEC today.

18.   What are your acquisition criteria going forward?

        McDATA will pursue those opportunities that provide optimal return to our shareholders while working to maximize customer value through our Global Enterprise Data Center strategy. CNT fits our acquisition criteria. This combination is highly complementary in terms of products and services, is accretive to fiscal 2005 non-GAAP earnings and provides the opportunity to achieve synergies and expand sales.

19.   What type of shareholder approval is required?

        Approval is required by both companies' shareholders.

20.   What regulatory approvals are required?

        Typical and customary course regulatory approvals are required (SEC, DOJ, etc).

21.   When do you expect to close the transaction?

        The closing is expected to occur in the fiscal second quarter of 2005, pending all necessary approvals.

22.   Why did you use Class A shares as a consideration for CNT shares?

        Class A shares have traded at a higher price than Class B shares. By using Class A shares we were able to use less shares, which mitigates overall dilution.

23.   Who are the outside advisors on the transaction?

        Credit Suisse First Boston acted as financial advisors to McDATA. Lehman Brothers acted as financial advisors to CNT. Hensley Kim & Edgington, LLC served as legal counsel to McDATA. Leonard Street and Deinard Professional Association served as legal counsel to CNT.

Customers & Partners

24.   McDATA has plans to GA the i10k (OEM) in the next 30-90 days, will this affect your rollout plans since you could close the acquisition in four months and then own the UMD (which we are already selling)?

        We will be able to talk about our combined roadmap at the time the merger closes.

25.   How will this acquisition benefit customers?

        We believe the transaction complements McDATA's and CNT's existing end customer relationships and enhances our ability to address customer requirements over the long term. We believe the combined company stands to offer customers a more comprehensive portfolio of solutions, better able to address the needs of the most complex customer storage networking infrastructure demands.

26.   How will this acquisition benefit partners? (OEM, Reseller, Distributor)

        We believe customers will view this combination as a more viable solution to their long-term requirements. This transaction provides McDATA partners with an enhanced product and solution portfolio that will greatly assist them in meeting their customers' needs more efficiently and effectively going forward. Additionally, more market opportunities for McDATA means more opportunities for McDATA's partners.

27.   How will customers react to this?

        We believe customers will view this combination as a more viable solution to their long-term requirements and that they will be supportive. The combination of the companies' complementary products and solutions portfolio will provide customers with the long-term confidence that McDATA will meet their strategic requirements for transparent access to their business information, anytime, anywhere.

        To assist in the transition, an integration office has been developed with the task of combining the McDATA and CNT product and services roadmap to best support McDATA's Global Enterprise Data Center growth strategy and to ensure it effectively meets customer and partner needs.

        Shortly after closing, McDATA intends to share a detailed product roadmap with our partners and customers that will utilize the best talent, operations, products and service the companies have to offer.

28.   How will partners react to this? (OEM, Reseller, Distributor)

        We believe our partners will be supportive. This transaction provides them with access to an enhanced product and solution portfolio that will greatly assist them in meeting their customers' needs more efficiently and effectively going forward. Additionally, more market opportunities for McDATA means more opportunities for McDATA's partners.

        We recognize the importance to our customers of providing breadth of offering, advanced solutions and compelling new technologies. This transaction adds to our ability to continually meet each of these customer criteria.

        To assist in the transition, an integration office has been developed with the task of combining the McDATA and CNT product and services roadmap to best support McDATA's Global Enterprise Data Center initiative growth strategy and to ensure it effectively meets customer and partner needs.

        Shortly after closing, McDATA intends to share a detailed product roadmap with our partners and customers that will utilize the best talent, operations, products and service the companies have to offer. The roadmap is expected to result in minimal customer interruption. Our focus will be in ensuring our customers continue to receive uninterrupted service and support.

29.   Is this deal an effort to get out from under the OEMs?

        No. This acquisition directly addresses customer needs for a comprehensive and trusted partner in storage networking that is focused on enabling transparent access to business information, anytime, anywhere.

        This transaction provides McDATA partners with an enhanced product and solution portfolio that will greatly assist them in meeting their customers' needs more efficiently and effectively going forward. Additionally, more market opportunities for McDATA means more opportunities for McDATA's partners.

Combined Operations

30.   Has a migration plan been developed? Which will survive, McDATA or CNT?

        Until the transaction closes, both McDATA and CNT will operate in a "business as usual" fashion.

        To assist in the transition, an integration office has been developed with the task of planning for the combination of McDATA and CNT product and services roadmap to best support McDATA's Global Enterprise Data Center initiative growth strategy and meet customer and partner needs.

        Shortly after closing, McDATA intends to share a detailed product roadmap that will leverage the best talent, operations, products and service the companies have to offer. The roadmap is expected to result in minimal customer interruption. Our focus will be in ensuring our customers continue to receive uninterrupted service and support.

31.   CNT and Brocade have a co-selling partnership, what happens to that?

        It's "business as usual" until the transaction closes. We're not going to speculate on Brocade's actions and response to the transaction.

32.   Does this acquisition mean that the Nishan and Sanera deals didn't work out?

        Absolutely not! The Nishan and Sanera acquisitions and subsequent integration have proven to be a market success. In fact, based on our other press release today, McDATA is proud to announce the Intrepid i10K—the industry's first backbone director. And CNT complements our SAN routing product portfolio with wide area network connectivity and enhanced routes to market.

        We pursued the CNT combination because it directly addresses growing customer demand for a comprehensive provider of "best-in-class" enterprise storage networking products, services and software—what we call the Global Enterprise Data Center. With the addition of CNT, we expect to offer customers greater breadth of choice for remote data replication and WAN extension, as well as support for proprietary and open solutions.

        McDATA's skills are in SAN switching products. CNT's skills are in storage connection and extension. That's what makes this deal so compelling. For the first time, enterprise customers will have a comprehensive and trusted partner to help with all of their storage networking needs.

        Additionally, we believe CNT provides us with increased efficiency, presence and balance, as well as the best industry talent and expertise, which will only enhance McDATA's long-term growth and profit potential.

33.   How does this deal help you compete?

        It broadens our portfolio of solutions and products for customers. The acquisition addresses growing customer demand for a comprehensive provider of "best-in-class" enterprise storage networking products, services and software enabling what we call the Global Enterprise Data Center.

        It greatly accelerates McDATA's growth strategy—we believe CNT provides McDATA key elements needed to offer customers a complete solution for secure, transparent access to information anytime, anywhere.

34.   What will the combined company's name be?

        McDATA will be the name of the company.

35.   Where will the company's headquarters be located?

        McDATA will maintain its headquarters in Broomfield, CO.

36.   Will you be shutting down any facilities? If so, which ones?

        Those and other synergy-related decisions will be announced shortly after closing.

Management

37.   What will be the roles of McDATA and CNT CEOs?

        John Kelley will continue in his current role as Chairman, President and CEO, McDATA. Tom Hudson, CNT's CEO, will be offered a senior executive position at McDATA.

38.   Who will run the company day-to-day?

        John Kelley, McDATA's CEO will continue to run McDATA with its current management team. McDATA and CNT also plan to retain the best talent from both companies that will drive the future success of the combined entity. Decisions regarding the combined management team have not yet been determined and will not be determined until the transaction is final.

39.   How will the combined leadership team work together?

        The combined company will leverage respective 20+ years of experience in storage networking to the benefit of customers, partners and employees.

        The management teams from McDATA and CNT share the same vision for storage networking, ensuring a smooth transition and the product and service reliability for which both companies are known.

40.   What will the Board composition of McDATA look like?

        CNT's CEO will join the McDATA Board after the closing of the transaction, together with another director of CNT, who will be determined in the future.

Employees

41.   What can I do as an employee to help make the deal a success?

        Please stay focused on your job and your daily execution to the highest levels possible. Do not be distracted by the announcement of this transaction, as it will not close for 90+ days.

42.   How many total employees will McDATA have?

        There are roughly 1,000 employees at McDATA and 1,000 at CNT today. We expect the total number in the combined company to be less then 2,000. We will provide details at a later date.

43.   Will there be layoffs at both companies? Which locations will be most affected?

        This acquisition is about growth, opportunity and synergy and it is inevitable that some employment reductions will accompany the elimination of redundancies between the two companies. The integration office will make decisions about where reductions will occur and who will be affected, and it is premature to speculate on specifics before the deal closes. As is McDATA's practice, these decisions will be made in a fair and equitable manner, and appropriate arrangements will be made to assist those impacted.

44.   How do you plan to retain key CNT and McDATA employees?

        We will continue to offer industry competitive incentives.

45.   How will decisions be made in terms of which people will be let go and which people will stay?

        We will take a "best of breed" approach to ensure we capture the full benefits of the combined skills and capabilities of both companies.

46.   When will we know how many positions will be eliminated and who specifically will be affected?

        We will be making those decisions after the transaction closes, which we expect to occur in the fiscal second quarter of 2005.

47.   What is the likelihood of this acquisition not being approved by either company's shareholders?

        We believe we have a compelling vision for the combined company and would hope that our shareholders share our vision.

48.   Will employees be asked to relocate?

        There is that chance for certain employees. As we look toward integration over the next couple of months we will continue to evaluate assignment and allocation of resources.

49.   Will we have new reporting relations? If so, when will we know who we report to?

        We will be making those decisions after the transaction closes, which we expect to occur in the fiscal second quarter of 2005.

50.   What is the HSR Act and how does that impact McDATA and CNT employees?

        The Hart-Scott-Rodino Act requires prior notification to the U.S. Federal Trade Commission and U.S. Department of Justice of transactions above a certain size. The Act allows the agencies an opportunity to review the transaction to ensure that it does not substantially reduce competition.

51.   What is the ongoing communication plan?

        To the extent that we can provide updated information, we are committed to open and honest communications with you.

McDATA Employee Questions

52.   What are the key strengths of both McDATA and CNT—technology, skills, etc.?

        McDATA's skills are in SAN switching and routing technologies. CNT's skills are in wide area storage connection and channel extension. That's what makes this deal so compelling. For the first time, enterprise customers will have a comprehensive and trusted partner to help with all of their storage networking needs including mainframe, open systems and storage and the secure movement of data over distance.

53.   Why are we closing on this acquisition more slowly than previous transactions (like we did with Nishan and Sanera?)

        This transaction requires approvals from both McDATA and CNT shareholders, in addition to customary regulatory approvals. Since both companies are public, it will take more time than it did to acquire private companies like Sanera and Nishan.

54.   Will there be an e-mail box for McDATA employee questions?

        Yes, and e-mail box will be available this week (acquisitions@McDATA.com). Individual's questions will not be answered, but will be addressed on a collective base through employee communication.

CNT Employee Questions

55.   Why is this good for the company and good for me as an employee/shareholder?

        This transaction makes sense for employees of CNT because the combined company will be a larger, more financially stable enterprise, with a greater ability to compete in the global marketplace.

56.   Is this considered a merger or an acquisition?

        This is an acquisition of CNT by McDATA.

57.   How many employees does CNT bring to the combined entity?

        There are roughly 1,000 employees at CNT today. We expect the total number in the combined company to be less then 2,000. We will provide details at a later time.

58.   How will this merger affect employee benefits?

        Until the transaction is closed, CNT employees will continue to participate in their current benefit plans. Between now and the closing of the transaction, McDATA will evaluate the benefit plans currently in place at both organizations in an effort to select the best possible benefits package for all employees going forward.

59.   How will this affect the CNT shares I own in my 401(k)?

        As a part of the acquisition, all shareholders—including those who own CNT stock as a part of their 401(k) plan—will receive McDATA shares at an exchange ratio of 1.30 shares of McDATA Class A common stock for each share of CNT common stock. You will be provided with additional information upon closing of the acquisition.

60.   How will this affect my CNT stock options? Will I be able to get stock or options in the new Company?

        Employees with stock options will receive McDATA options in exchange for their existing CNT options, using an exchange ratio of 1.3 shares of McDATA Class A common stock for each share of CNT common stock. Vested stock options will remain vested and unvested stock options will continue to vest over their previously defined life. We will provide further details on this exchange as we get closer to the closing date of the transaction. Acceleration of option vesting, if any, is contingent on the terms outlined in each individual option agreement.

        McDATA has historically utilized stock options as one of many incentive tools. Such grants are based on a number of factors, including position, level of performance and achievement of key goals/project milestones.

61.   It looks like CNT employee options will be in Class a shares and McDATA employee options will be in Class B Shares.

        Management is reviewing a reclassification of all shares into one class of common stock. The Board of McDATA will review this option in the near future.

62.   These transition times can be stressful. Is there any support available for stress management?

        CNT's employee assistance program, including stress management support, is always available to employees and their families. This free, confidential resource is called BluePrint for Health and is available any time—day or night—at 800-432-5155.

63.   Who can I contact for further information?

        You may contact Kevin Hansen, VP of Human Resources, at 763-268-6127.

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Forward- Looking Statements

        These questions and answers contain forward-looking statements, including forecasts of growth, future revenue, benefits of the proposed merger, and expectations that the merger will be accretive to McDATA's results and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this presentation. Such risk factors include, among others: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of the companies; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; whether certain revenues grow as anticipated; the competitive environment in the storage networking industry and competitive responses to the proposed merger; and whether the companies can successfully develop new products and the degree to which these gain market acceptance.

        Actual results may differ materially from those contained in the forward-looking statements in this presentation. Additional information concerning these and other risk factors is contained in the Risk Factors sections of McDATA's and CNT's most recently filed Forms 10-K and 10-Q. McDATA and CNT undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this announcement.

        ADDITIONAL INFORMATION AND WHERE TO FIND IT: It is expected that McDATA will file a Registration Statement on SEC Form S-4 and McDATA and CNT will file a Joint Proxy Statement/Prospectus with the SEC in connection with the Merger, and that McDATA and CNT will mail a Joint Proxy Statement/Prospectus to stockholders of McDATA and shareholders of CNT containing information about the Merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and Joint Proxy Statement/Prospectus will contain important information about McDATA, CNT, the Merger, the persons soliciting proxies relating to the Merger, their interests in the transaction and related maters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at <http://www.sec.gov>. Free copies of the Joint Proxy Statement/Prospectus and these other documents, when completed, may also be obtained from McDATA by directing a request by mail to McDATA Corporation at 380 Interlocken Crescent, Broomfield, CO 80021, telephone (720) 558-4629, or from CNT by directing a request by mail to CNT at 6000 Nathan Lane North, Plymouth Minnesota 55442, telephone (763) 268-6130.

        In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, McDATA and CNT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by McDATA and CNT at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. McDATA's and CNT's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at <http://www.sec.gov>.

        McDATA, CNT, directors and certain executive officers of McDATA and CNT may be considered participants in the solicitation of proxies in connection with the Merger. Certain directors and executive officers may have direct or indirect interests in the Merger due to securities holdings of McDATA and CNT, and consulting arrangements, service as directors and officers and rights to severance payments following the Merger. In addition, certain directors and officers, after the Merger, will be indemnified by McDATA and will benefit from insurance coverage for liabilities that may arise from their services as directors and officers of CNT prior to the Merger. Additional information regarding the participants in the solicitation will be contained in the Joint Proxy Statement/Prospectus to be filed by McDATA and CNT with the SEC.

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  Exhibit 99.5